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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No )

☑ Filed by the Registrant

 ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to § 240.14a-12

JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
_________________

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2025, Jack in the Box Inc., a Delaware corporation (the “Company”) entered into a Nomination and Cooperation Agreement (the “Agreement”) with GreenWood Investors, LLC (together with certain of its affiliates, “GreenWood,” and together with its and their respective controlled affiliates, the “GreenWood Group”).

Pursuant to the Agreement, effective as of November 7, 2025, the Board of Directors (the “Board”) increased the size of the Board to 10 directors and appointed each of Mr. Alan Smolinisky and Mr. Mark King (together, the “New Directors”) to fill the newly created vacancies, with initial terms expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Board has also agreed to nominate and recommend in favor of each of the New Directors’ election to the Board at the 2026 Annual Meeting.

The Agreement will remain in effect until the date that is the earliest to occur of (i) 30 days prior to the deadline pursuant to the Company’s Amended and Restated Bylaws for submissions of stockholder notices of director nominations at the Company’s 2027 annual meeting of stockholders and (ii) 120 days prior to the anniversary of the date of the 2026 Annual Meeting, unless terminated earlier under certain circumstances (such period, the “Covered Period”).

During the Covered Period, the Agreement provides, among other things, that:

•the size of the Board shall not exceed 10 directors without the prior written consent of GreenWood;

•as long as the GreenWood Group has aggregate beneficial ownership of at least 5% of the then-outstanding shares of the Company’s common stock if, prior to the expiration of the Covered Period, Mr. Smolinisky is unable or unwilling to serve as a director, is removed as a director or otherwise ceases to be a director for any other reason, then the Board shall appoint a substitute replacement director candidate selected by GreenWood that is reasonably acceptable to the Board and meets the qualifications specified in the Agreement;

•the Board shall establish an advisory capital allocation committee of the Board (the “Capital Allocation Committee”) comprised of Mr. Smolinisky and Messrs. Lance Tucker and Enrique Ramirez Mena, which committee shall support the Board’s and management’s review of the Company’s significant strategic initiatives, including with respect to its capital allocation priorities, portfolio of assets (including real estate), special capital projects and capital structure;

•at each annual or special meeting of the Company’s stockholders, the GreenWood Group will vote all shares of voting securities of the Company beneficially owned by it and over which it has the right to vote (i) in favor of the election of each person recommended by the Board for election as a director, (ii) against any proposals or resolutions to remove any member of the Board and (iii) in accordance with the recommendation of the Board on all other proposals or business that are the subject of stockholder action at such meeting or action by written consent, subject to certain exceptions relating to proposals for which the recommendations made by Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. LLC (“Glass Lewis”) are inconsistent with the recommendation of the Board and to the GreenWood Group’s right to vote in its sole discretion on any proposal related to takeover defenses that ISS or Glass Lewis recommend against and with respect to an Extraordinary Transaction (as defined in the Agreement);

•the GreenWood Group will be subject to customary standstill restrictions, including, among other things, not: (i) acquiring beneficial ownership of more than 12.5% of the then-outstanding shares of the Company’s common stock; (ii) soliciting proxies and related matters; and (iii) engaging or participating in certain Extraordinary Transactions involving the Company, each of the foregoing subject to certain exceptions;

•neither the Company nor the GreenWood Group shall disparage or sue the other party, subject to certain exceptions;

•subject to certain conditions and the entrance into a customary confidentiality agreement between the Company and GreenWood, Mr. Smolinisky may provide confidential information to GreenWood; and

•the Company shall reimburse the GreenWood Group for up to $175,000 of reasonable and documented out-of-pocket expenses.

Additionally, under the terms of the Agreement, certain of the Company’s obligations, and certain of the GreenWood Group’s rights, shall terminate if the GreenWood Group fails to acquire and maintain aggregate beneficial ownership and the right to vote at least 5% of the then-outstanding shares of the Company’s common stock from November 24, 2025, through the 2026 Annual Meeting.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

Effective as of November 7, 2025, the Board appointed each of the New Directors to the Board. The Board also appointed Mr. Smolinisky to serve as a member of the Compensation Committee of the Board and as the chair of the newly-formed advisory Capital Allocation Committee.

For service as a non-management director during the Company’s fiscal year 2025, the New Directors will each receive a pro rata portion of an annual (i) Board service cash retainer of

$65,000 and (ii) as applicable, committee membership cash retainers ranging from $5,000 to $10,000 depending on the committee. They will also be eligible for awards of equity in the form of restricted stock units (“RSUs”). Non-employee director RSU awards are generally made each February or March and vest one year from the date of grant. Under the Company’s Deferred Compensation Plan for Non-Management Directors, directors may elect to defer payment of all or any part of their retainers. The Company and the New Directors will also enter into the Company’s standard form of Directors Indemnification Agreement, the form of which is attached to the Company’s Form 10-Q, filed August 10, 2012, as Exhibit 10.11.

There are no transactions or relationships between the New Directors and the Company that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either of the New Directors and any other persons pursuant to which they were selected as directors, other than with respect to the matters referred to in Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing the Agreement and the appointment of the New Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in any such filing.

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement (the “Proxy Statement”) and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/.

Participant Information

The Company, its directors, including, as of the date hereof, the New Directors, and certain of its executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our independent directors is set forth in the sections titled “Executive Compensation” and “Director Compensation and Stock Ownership Requirements” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on January 27, 2025 (the “2025 Definitive Proxy”), commencing on pages 58 and 26, respectively, and is available here. Compensatory arrangements for the New Directors will be consistent with the Company’s current non-employee director compensation for the 2025-2026 year of service, provided that such amounts will be prorated for the partial year of service commencing on November 7, 2025 and continuing until the next annual meeting of stockholders. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the 2025 Definitive Proxy commencing on page 71 and is available here, and as updated in the Company’s soliciting materials filed with the SEC as “DEFA14A” on November 3, 2025, which is available here. As of the date hereof, Mr. Smolinisky beneficially owns 169,349 shares of common stock, and Mr. King does not own any shares of common stock. Supplemental information regarding the holdings of the Company’s securities can be found in the SEC filings on Forms 3 and 4, and such filings are available on the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/ or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” of the Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Nomination and Cooperation Agreement, dated as of November 3, 2025, by and among the Company, GreenWood Investors, LLC and the entities listed on Schedule A thereto.
99.1	Press Release. dated November 3, 2025, issued by the Company.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

November 7, 2025	/s/ Sarah Super
Sarah Super
EVP, Chief Legal & Administrative Officer